                                                                 Exhibit (h.15)

                       AMENDMENT TO SUBLICENSE AGREEMENT

   This Amendment to the Sublicense Agreement dated April 25, 2000 (the "Agreement") between Barclays Global Investors, N.A. ("BGI"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of July 30, 2007.

   WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

   NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:    /s/ Michael Latham
       -----------------------------
Name:  Michael Latham
Title: Managing Director

By:    /s/ Eilleen Clavere
       -----------------------------
Name:  Eilleen Clavere
Title: Principal

iSHARES TRUST

By:    /s/ Michael Latham
       -----------------------------
Name:  Michael Latham
Title: President

                                   Exhibit A

S&P 100 Index
S&P 500 Index
S&P 500/Citigroup Growth Index
S&P 500/Citigroup Value Index
S&P MidCap 400 Index
S&P MidCap 400/Citigroup Growth Index
S&P MidCap 400/Citigroup Value Index
S&P SmallCap 600 Index
S&P SmallCap 600/Citigroup Index
S&P SmallCap 600/Citigroup Value Index
S&P Europe 350 Index
S&P/TSE 60 Index
S&P Global 100 Index
S&P Global Energy Sector Index
S&P Global Financials Sector Index
S&P Global Healthcare Sector Index
S&P Global Information Technology Sector Index
S&P Global Telecommunications Sector Index
S&P Latin America 40 Index
S&P/Tokyo Stock Price Index ("TOPIX") 150 Index
S&P Composite 1500 Index
S&P Global Consumer Discretionary Sector Index
S&P Global Consumer Staples Sector Index
S&P Global Industrials Sector Index
S&P Global Utilities Sector Index
S&P Global Materials Sector Index
S&P/Citigroup BMI World ex-U.S. Property Index